Exhibit 99.1

Press Release

CONTACT:
Jarrod Langhans
Investor Relations
Tel: (813) 313-1732
Investorrelations@cott.com

COTT REPORTS THIRD QUARTER 2016 RESULTS

(Unless stated otherwise, all third quarter 2016 comparisons are relative to the third quarter of 2015; all information is in U.S. dollars.)

TORONTO, ON and TAMPA, FL – November 10, 2016 – Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the third quarter ended October 1, 2016.

THIRD QUARTER 2016 HIGHLIGHTS

•	Cott completed the acquisitions of Eden Springs (“Eden”) and S&D Coffee and Tea (“S&D”) during the quarter, adding businesses with pro forma estimated 2016 revenues of approximately $950 million.

•	Cott revenue during the quarter was higher by 17% (20% on a foreign exchange neutral basis) at $885 million compared to $756 million.

•	Gross profit increased to $306 million compared to $233 million and gross margin as a percentage of revenue increased to 34.5% compared to 30.8%.

•
Net cash provided by operating activities of $92 million less $39 million of capital expenditures resulted in free cash flow of $53 million, or $67 million on an adjusted basis when excluding $14 million of acquisition, integration and transaction related costs.

“During the quarter we made significant progress in the continued transformation of our business towards a more diversified and higher margin beverage company with the closing of both the Eden and S&D acquisitions,” commented Jerry Fowden, Cott’s Chief Executive Officer.

THIRD QUARTER 2016 GLOBAL PERFORMANCE

-
Revenue of $885 million was higher by 17% (20% on a foreign exchange neutral basis) primarily as a result of the additions of S&D and Eden, offset in part by the competitive landscape and mix shift within our traditional business.

Press Release

Revenue Bridge
2015 Q3 Revenue	$755.6
S&D	87.3
Eden	69.9
Aquaterra	17.0
Volume	1.8
Energy surcharge	(1.0)
OCS/HOD PET/Retail	(6.7)
Price/Mix	(17.2)
Foreign exchange impact	(21.6)
2016 Q3 Revenue	$885.1

-
Gross profit increased 32% to $306 million, with gross margins of 34.5% compared to 30.8%, driven primarily by the additions of Eden and S&D as well as cost and efficiency initiatives within our traditional business, offset in part by the negative impact of foreign exchange rates and increased new customer costs and other operational costs at DS Services.

-	Operating income increased 21% to $35 million. Excluding step up in inventory as well as acquisition, integration and transaction costs, adjusted operating income increased 27% to $48 million.

-
Income tax expense was $6 million compared to income tax benefit of $6 million as we recorded $9 million of tax expense associated with placing a valuation allowance against our existing Canadian net operating loss carryovers and other tax assets as a result of the structuring of the Eden acquisition during the quarter.  Cash taxes paid during the period were consistent with the prior year at less than $1 million.

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Reported net loss and net loss per diluted share were $4 million and $0.03, respectively, compared to reported net income and net income per diluted share of $5 million and $0.04, respectively. Adjusted net income and adjusted net income per diluted share (including adjustments for acquisition, integration and transaction costs as well as a tax valuation allowance) were $13 million and $0.09, respectively, compared to adjusted net income and adjusted net income per diluted share of $10 million and $0.09, respectively.

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Reported EBITDA increased 17% to $101 million compared to $86 million in the prior year.  Adjusted EBITDA increased 17% to $111 million including the partial quarter addition from Eden and S&D, offset in part by $3 million of incremental investment in home and office delivery (“HOD”) customer programs, $4 million from reduced sales at DS Services of case pack water, office coffee services and retail products, and $5 million of adverse foreign exchange.

Press Release

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Net cash provided by operating activities of $92 million, less $39 million of capital expenditures resulted in free cash flow of $53 million. On an adjusted basis, free cash flow was $67 million compared to $70 million as the additions of Eden and S&D were offset by increased capital expenditures and the impact of adverse foreign exchange rates.

THIRD QUARTER 2016 REPORTING SEGMENT PERFORMANCE

During the quarter, Cott completed the acquisitions of both Eden and S&D.  Subsequent to the closing of the acquisitions, these businesses were added to Cott’s DSS reporting segment which was renamed “Water & Coffee Solutions”. Our Cott North America, Cott U.K. and All Other reporting segments will continue to be referred to as our “traditional business”.

Water and Coffee Solutions

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Revenue of $437 million was higher by 63% driven primarily by the additions of Eden and S&D.  Gross profit increased to $241 million from $164 million due primarily to the additions of Eden and S&D, offset by reduced sales at DS Services (excluding Aquaterra) and higher operational costs primarily associated with the DS Services higher level of customer growth.

Water & Coffee Solutions
Revenue Bridge
2015 Q3 Revenue	$268.1
S&D	87.3
Eden	69.9
DS Services
Aquaterra	17.0
Returnable volume	2.8
Energy surcharge	(1.0)
Other	(0.9)
OCS/HOD PET/Retail	(6.7)
2016 Q3 Revenue	$436.5

o
DS Services organic new customer additions increased approximately 20% in the United States compared to the third quarter of 2015 driving year to date net new organic additions to 68,000 compared to 7,000 in the prior year.  DS Services revenue increased 4% to $279 million due primarily to the addition of the Aquaterra business. Excluding Aquaterra, revenue decreased 2% due primarily to organic customer growth in HOD water being offset by reduced sales in office coffee services, retail supermarkets, and HOD case pack water. DS Services gross profit increased to $171 million from $164 million as the addition of Aquaterra and volume growth in HOD water offset increased operational costs primarily associated with organic customer growth as well as reduced sales in office coffee services, retail supermarkets, and HOD case pack water.

Press Release

o	Cott acquired Eden on August 2, 2016 and, in line with expectations, $70 million of revenue and $45 million of gross profit was included in Cott’s third quarter consolidated financial results.

o
Cott acquired S&D on August 11, 2016 and $87 million of revenue and $25 million of gross profit was included in Cott’s third quarter consolidated financial results. S&D is off to a good start winning a number of new customer contracts during the quarter for production starting at the end of 2016 and early 2017.

Traditional Business

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Cott North America reporting segment volume increased 2% in actual cases (down 4% in serving equivalent cases) due primarily to 19% growth in value added water products and 9% growth in contract manufacturing, offset by declines in carbonated soft drinks and shelf stable juices. Revenue was lower by 4% at $326 million due primarily to the ongoing product mix shifts into contract manufacturing (where the revenue per case is lower as the brand owner typically provides the majority of the ingredients and packaging materials).

Cott North America Revenue Bridge
2015 Q3 Revenue	$338.5
Growth/Volume	7.4
Foreign exchange impact	0.1
Price/Mix	(19.8)
2016 Q3 Revenue	$326.2

Press Release

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Gross profit increased to $44 million or 13.7% of revenue compared to $43 million or 12.8% of revenue due primarily to our “War on Waste” program driving improved operational costs at certain plant locations.

Cott U.K. reporting segment volume decreased 6% in actual cases (1% in serving equivalent cases) due primarily to the previously announced loss of volume from a large retail customer offset by growth at Aimia and good seasonal weather assisting the total beverage category in September.

-	Revenue decreased 17% (2% on a foreign exchange neutral basis) at $116 million due primarily to the post Brexit adverse foreign exchange impact on the British Pound.

Cott U.K. Revenue Bridge
2015 Q3 Revenue	$139.9
Price/Mix	4.2
Volume/Other	(7.0)
Foreign exchange impact	(21.0)
2016 Q3 Revenue	$116.1

-	Gross profit as a percentage of revenue was slightly down at 14% as adverse foreign exchange and lower volumes were largely offset by growth at Aimia and tight cost controls.

2016 FULL YEAR FOREIGN EXCHANGE AND FREE CASH FLOW OUTLOOK

Based upon the immediate post-Brexit USDGBP and EURGBP exchange rates, we previously estimated that the adverse translational and transactional foreign exchange impact on 2016 EBITDA would be $15 to $18 million.  As of the date of this release, we expect that the adverse foreign exchange impact on 2016 EBITDA will be $18 to $19 million.

Based on current USDGBP and EURGBP exchange rates and the 2017 forecasts of various major financial institutions, we expect the adverse impact on full year 2017 EBITDA to be $12 to $18 million.

Cott has targeted full year 2016 cash flow from operations of approximately $275 to $280 million and capital expenditures in the range of $135 to $140 million, resulting in adjusted free cash flow of $135 to $145 million (when excluding acquisition, integration and transaction costs) as the part year free cash flow contribution from Eden and S&D is expected to more than offset the further devaluation of the British Pound.

Press Release

FINANCIAL CALENDAR 2016 VS. 2015

Our current fiscal year ending December 31, 2016 includes 52 weeks of activity and a fourth quarter of 13 weeks of activity for all reporting segments with the exception of our S&D business unit which will have a 12 week fourth quarter. Our prior fiscal year ended January 2, 2016 included 53 weeks of activity and a fourth quarter of 14 weeks of activity for DS Services within our Water & Coffee Solutions reporting segment.

THIRD QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, November 10, 2016, at 10:00 a.m. EST, to discuss third quarter results, which can be accessed as follows:

North America: (888) 427-9421
International: (719) 325-2298
Passcode: 5027008

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

Press Release

ABOUT COTT CORPORATION

Cott is a diversified beverage company with the largest volume-based national presence in the North America and European home and office bottled water delivery industry, a leader in custom coffee roasting and blending of iced tea for the U.S. foodservice industry, and one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors.  Our platform reaches over 2.3 million customers or delivery points across North America and Europe supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors.  This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers, and healthcare facilities.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott excludes from GAAP revenue the impact of foreign exchange and the impact of energy surcharges to separate the impact of these factors from Cott's results of operations. Cott utilizes adjusted pre-tax income (loss), adjusted net income (loss), adjusted earnings (loss) per diluted share, and EBITDA and adjusted EBITDA (on a global, and in some cases, business unit, basis) to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities determined in accordance with GAAP by excluding additions to property, plant & equipment to present free cash flow, and by excluding DSS integration capital expenditures, acquisition and integration cash costs and cash collateral deposits to present adjusted free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment as well as after bond redemption costs, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the execution of our strategic priorities, future financial and operating trends and results (including the impact of foreign exchange on  2016 and 2017 results) and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Press Release

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or a reduction in business in our traditional business with key customers, particularly Walmart; consolidation of retail customers; fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; our ability to realize the expected benefits of the acquisitions of DS Services, Eden and S&D because of integration difficulties and other challenges; the limited nature of our indemnification rights under the DS Services, Eden and S&D acquisition agreements; the incurrence of substantial indebtedness to finance the DS Services, Eden and S&D acquisitions; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; our substantial indebtedness and our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; credit rating changes; the impact of global financial events on our financial results; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to maintain access to our water sources; our ability to adequately address the challenges and risks associated with our international operations and acquisition strategy and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company; our ability to use net operating losses to offset future taxable income; our historical and pro forma financial information may not be indicative of our future financial performance; or our ability to maintain our quarterly dividend.

Press Release

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

Press Release

COTT CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Revenue, net	$885.1	$755.6	$2,348.5	$2,245.2
Cost of sales	579.3	523.1	1,576.1	1,570.8

Gross profit	305.8	232.5	772.4	674.4

Selling, general and administrative expenses	263.0	196.2	662.1	574.9
Loss on disposal of property, plant & equipment, net	0.8	1.1	3.9	2.7
Acquisition and integration expenses	7.4	6.6	20.5	15.4

Operating income	34.6	28.6	85.9	81.4

Other (income) expense, net	(3.2)	0.6	(2.4)	(8.8)
Interest expense, net	34.4	27.4	89.2	83.0

Income (loss) before income taxes	3.4	0.6	(0.9)	7.2

Income tax expense (benefit)	5.8	(5.8)	(5.5)	(16.3)

Net (loss) income	$(2.4)	$6.4	$4.6	$23.5

Less: Net income attributable to non-controlling interests	1.5	1.6	4.4	4.6
Less: Accumulated dividends on convertible preferred shares	-	-	-	4.5
Less: Accumulated dividends on non-convertible preferred shares	-	-	-	1.4
Less: Foreign exchange impact on redemption of preferred shares	-	-	-	12.0
Net (loss) income attributed to Cott Corporation	$(3.9)	$4.8	$0.2	$1.0

Net (loss) income per common share attributed to Cott Corporation
Basic	$(0.03)	$0.04	$0.00	$0.01
Diluted	$(0.03)	$0.04	$0.00	$0.01

Weighted average common shares outstanding (in millions)
Basic	138.2	109.7	124.9	100.8
Diluted	138.2	110.4	126.0	101.4

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

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COTT CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	October 1, 2016	January 2, 2016
ASSETS
Current assets
Cash & cash equivalents	$118.9	$77.1
Accounts receivable, net of allowance	463.3	293.3
Income taxes recoverable	0.6	1.6
Inventories	320.1	249.4
Prepaid expenses and other current assets	33.9	17.2

Total current assets	936.8	638.6

Property, plant & equipment, net	951.4	769.8
Goodwill	1,186.7	759.6
Intangibles and other assets, net	1,019.9	711.7
Deferred tax assets	19.6	7.6

Total assets	$4,114.4	$2,887.3

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$264.1	$122.0
Current maturities of long-term debt	5.0	3.4
Accounts payable and accrued liabilities	598.7	437.6

Total current liabilities	867.8	563.0

Long-term debt	2,019.1	1,525.4
Deferred tax liabilities	169.4	76.5
Other long-term liabilities	81.8	76.5

Total liabilities	3,138.1	2,241.4

Equity
Common shares, no par - 138,345,805 shares issued (January 2, 2016 - 109,695,435 shares issued)	907.4	534.7
Additional paid-in-capital	53.1	51.2
Retained earnings	106.7	129.6
Accumulated other comprehensive loss	(96.0)	(76.2)
Total Cott Corporation equity	971.2	639.3
Non-controlling interests	5.1	6.6

Total equity	976.3	645.9

Total liabilities and equity	$4,114.4	$2,887.3

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COTT CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Operating Activities
Net income	$(2.4)	$6.4	$4.6	$23.5
Depreciation & amortization	63.2	58.1	169.2	173.7
Amortization of financing fees	1.5	1.2	4.0	3.6
Amortization of senior notes premium	(1.5)	(1.3)	(4.4)	(4.2)
Share-based compensation expense	(0.5)	2.3	5.7	8.4
Benefit for deferred income taxes	5.4	(4.7)	(7.5)	(21.6)
Loss on disposal of property, plant & equipment, net	0.8	1.1	3.9	2.7
Other non-cash items	5.3	4.7	6.2	(11.8)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	25.1	37.8	(22.3)	(22.9)
Inventories	10.7	10.5	12.0	5.6
Prepaid expenses and other current assets	0.6	2.9	(7.2)	28.7
Other assets	(5.5)	(3.8)	(4.3)	(7.5)
Accounts payable and accrued liabilities, and other liabilities	(11.4)	(24.3)	3.2	(14.3)
Income taxes recoverable	0.3	0.9	(2.6)	2.5
Net cash provided by operating activities	91.6	91.8	160.5	166.4

Investing Activities
Acquisitions, net of cash received	(912.5)	(22.0)	(958.7)	(22.5)
Additions to property, plant & equipment	(38.7)	(28.3)	(101.4)	(85.5)
Additions to intangibles and other assets	(1.7)	(0.5)	(5.0)	(2.7)
Proceeds from sale of property, plant & equipment and sale-leaseback	1.6	0.4	4.5	40.9
Proceeds from insurance recoveries	1.4	-	1.4	-
Increase in restricted cash	2.8	-	-	-
Net cash used in investing activities	(947.1)	(50.4)	(1,059.2)	(69.8)

Financing Activities
Payments of long-term debt	(1.8)	(1.0)	(3.3)	(2.9)
Issuance of long-term debt	498.7	-	498.7	-
Borrowings under ABL	814.5	52.4	1,435.6	801.3
Payments under ABL	(550.6)	(97.3)	(1,296.6)	(874.5)
Distributions to non-controlling interests	(2.7)	(3.2)	(6.0)	(6.8)
Issuance of common shares	2.4	0.5	366.6	143.1
Financing fees	(11.9)	(0.1)	(11.9)	(0.3)
Preferred shares repurchased and cancelled	-	-	-	(148.8)
Common shares repurchased and cancelled	(3.4)	(0.1)	(4.5)	(0.8)
Dividends to common and preferred shareholders	(8.4)	(6.5)	(23.1)	(24.5)
Payment of deferred consideration for acquisitions	(10.8)	-	(10.8)	(2.5)
Net cash provided by (used in) financing activities	726.0	(55.3)	944.7	(116.7)

Effect of exchange rate changes on cash	(1.1)	(1.4)	(4.2)	(2.4)

Net (decrease) increase in cash & cash equivalents	(130.6)	(15.3)	41.8	(22.5)

Cash & cash equivalents, beginning of period	249.5	79.0	77.1	86.2

Cash & cash equivalents, end of period	$118.9	$63.7	$118.9	$63.7

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COTT CORPORATION							EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars)
Unaudited
For the Three Months Ended October 1, 2016
	Water &	Cott North	Cott
(in millions of U.S. dollars)	Coffee Solutions	America	U.K.	All Other	Corporate	Eliminations	Total
Revenue, net
Private label retail	$21.6	$263.9	$52.2	$1.0	$-	$(0.4)	$338.3
Branded retail	21.3	25.4	32.9	0.7	-	(0.3)	80.0
Contract packaging	-	30.7	25.2	3.9	-	(1.9)	57.9
Home and office bottled water delivery	235.9	-	-	-	-	-	235.9
Coffee and Tea Services	110.9	-	2.0	-	-	-	112.9
Concentrate and other	46.8	6.2	3.8	6.3	-	(3.0)	60.1
Total	$436.5	$326.2	$116.1	$11.9	$-	$(5.6)	$885.1
Gross Profit [1]	$241.0	$44.0	$16.3	$4.5	$-	$-	$305.8
Gross Margin % [2]	55.2%	13.7%	14.0%	37.8%	-	-	34.5%
Operating income (loss)	$21.1	$12.0	$5.3	$1.9	$(5.7)	$-	$34.6

For the Three Months Ended October 3, 2015
	Water &	Cott North	Cott
(in millions of U.S. dollars)	Coffee Solution	America	U.K.	All Other	Corporate	Eliminations	Total
Revenue, net
Private label retail	$17.0	$270.4	$65.1	$0.9	$-	$(0.4)	$353.0
Branded retail	22.9	30.0	41.6	0.9	-	(0.3)	95.1
Contract packaging	-	31.1	30.3	5.7	-	(2.4)	64.7
Home and office bottled water delivery	173.3	-	-	-	-	-	173.3
Coffee and Tea Services	28.1	-	0.8	-	-	-	28.9
Concentrate and other	26.8	7.0	2.1	7.9	-	(3.2)	40.6
Total	$268.1	$338.5	$139.9	$15.4	$-	$(6.3)	$755.6
Gross Profit [1]	$163.8	$42.6	$20.0	$6.1	$-	$-	$232.5
Gross Margin % [2]	61.1%	12.8%	14.3%	39.6%	-	-	30.8%
Operating income (loss)	$14.0	$8.3	$7.0	$3.1	$(3.8)	$-	$28.6

For the Nine Months Ended October 1, 2016
	Water &	Cott North	Cott
(in millions of U.S. dollars)	Coffee Solutions	America	U.K.	All Other	Corporate	Eliminations	Total
Revenue, net
Private label retail	$59.2	$793.3	$158.2	$2.6	$-	$(1.1)	$1,012.2
Branded retail	68.5	77.0	111.2	2.5	-	(1.0)	258.2
Contract packaging	-	97.8	84.5	13.6	-	(6.5)	189.4
Home and office bottled water delivery	575.1	-	-	-	-	-	575.1
Coffee and Tea Services	172.4	-	2.0	-	-	-	174.4
Concentrate and other	94.3	20.6	13.1	21.6	-	(10.4)	139.2
Total	$969.5	$988.7	$369.0	$40.3	$-	$(19.0)	$2,348.5
Gross Profit [1]	$566.2	$130.7	$60.1	$15.4	$-	$-	$772.4
Gross Margin % [2]	58.4%	13.5%	16.3%	38.2%	-	-	32.9%
Operating income (loss)	$44.6	$31.0	$26.9	$7.8	$(24.4)	$-	$85.9

For the Nine Months Ended October 3, 2015
	Water &	Cott North	Cott
(in millions of U.S. dollars)	Coffee Solutions	America	U.K.	All Other	Corporate	Eliminations	Total
Revenue, net
Private label retail	$49.7	$827.8	$197.4	$3.7	$-	$(1.6)	$1,077.0
Branded retail	63.2	87.9	130.0	3.3	-	(1.2)	283.2
Contract packaging	-	88.0	89.6	16.4	-	(4.0)	190.0
Home and office bottled water delivery	487.7	-	-	-	-	-	487.7
Coffee and Tea Services	89.8	-	2.4	-	-	-	92.2
Concentrate and other	75.0	22.5	6.5	21.4	-	(10.3)	115.1
Total	$765.4	$1,026.2	$425.9	$44.8	$-	$(17.1)	$2,245.2
Gross Profit [1]	$459.8	$136.3	$61.2	$17.1	$-	$-	$674.4
Gross Margin % [2]	60.1%	13.5%	14.4%	38.2%	-	-	30.0%
Operating income (loss)	$25.7	$33.8	$25.5	$8.4	$(12.0)	$-	$81.4

[1] Gross profit from external revenues.
[2] Cott North America gross margin relative to external revenues.

Press Release

COTT CORPORATION						EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment
Unaudited

(in millions of U.S. dollars, except percentage amounts)	For the Three Months Ended October 1, 2016
	Water &	Cott North
	Coffee Solutions	America	Cott U.K.	All Other	Elimination	Cott [1]
Change in revenue	$168.4	$(12.3)	$(23.8)	$(3.5)	$0.7	$129.5
Impact of foreign exchange [2]	-	(0.1)	21.0	0.7	-	21.6
Change excluding foreign exchange	$168.4	$(12.4)	$(2.8)	$(2.8)	$0.7	$151.1
Percentage change in revenue	62.8%	-3.6%	-17.0%	-22.7%	-11.1%	17.1%
Percentage change in revenue excluding foreign exchange	62.8%	-3.7%	-2.0%	-18.2%	-11.1%	20.0%

(in millions of U.S. dollars, except percentage amounts)	For the Nine Months Ended October 1, 2016
	Water &	Cott North
	Coffee Solutions	America	Cott U.K.	All Other	Elimination	Cott [1]
Change in revenue	$204.1	$(37.5)	$(56.9)	$(4.5)	$(1.9)	$103.3
Impact of foreign exchange [2]	-	5.7	37.0	2.7	-	45.4
Change excluding foreign exchange	$204.1	$(31.8)	$(19.9)	$(1.8)	$(1.9)	$148.7
Percentage change in revenue	26.7%	-3.7%	-13.4%	-10.0%	11.1%	4.6%
Percentage change in revenue excluding foreign exchange	26.7%	-3.1%	-4.7%	-4.0%	11.1%	6.6%

[1] Cott includes the following reporting segments: Water & Coffee Solutions, Cott North America, Cott U.K. and All Other.
[2] Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

Press Release

COTT CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Net (loss) income attributed to Cott Corporation	$(3.9)	$4.8	$0.2	$1.0
Interest expense, net	34.4	27.4	89.2	83.0
Income tax expense (benefit)	5.8	(5.8)	(5.5)	(16.3)
Depreciation & amortization	63.2	58.1	169.2	173.7
Net income attributable to non-controlling interests	1.5	1.6	4.4	4.6
Accumulated dividends on preferred shares	-	-	-	5.9
Foreign exchange impact on redemption of preferred shares	-	-	-	12.0
EBITDA	$101.0	$86.1	$257.5	$263.9

Acquisition and integration costs	7.4	6.6	20.5	15.4
Purchase accounting adjustments	4.2	-	4.7	4.2
Unrealized commodity hedging loss (gain), net	-	-	0.1	(1.2)
Foreign exchange and other gains, net	(1.4)	(0.6)	(1.8)	(11.1)
Loss on disposal of property, plant & equipment, net	0.8	1.1	3.9	2.8
Other adjustments	(1.2)	1.3	1.7	2.5
Adjusted EBITDA	$110.8	$94.5	$286.6	$276.5

Press Release

COTT CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	October 1, 2016	October 3, 2015

Net cash provided by operating activities	$91.6	$91.8
Less: Additions to property, plant & equipment	(38.7)	(28.3)
Free Cash Flow	$52.9	$63.5
Plus:
DSS integration capital expenditures	-	1.8
Acquisition and integration cash costs	14.1	4.3
Adjusted Free Cash Flow	$67.0	$69.6

	For the Nine Months Ended
	October 1, 2016	October 3, 2015

Net cash provided by operating activities	$160.5	$166.4
Less: Additions to property, plant & equipment	(101.4)	(85.5)
Free Cash Flow	$59.1	$80.9
Plus:
DSS integration capital expenditures	-	1.8
Acquisition and integration cash costs	16.0	8.7
Less:
Cash collateral [1]	-	(29.4)
Adjusted Free Cash Flow	$75.1	$62.0

1 In connection with the DSS Acquisition, $29.4 million of cash was required to collateralize certain DSS self-insurance programs. The $29.4 million was funded with borrowings under our ABL facility, and the cash collateral was included within prepaid and other current assets on our consolidated balance sheet at January 3, 2015. After January 3, 2015, additional letters of credit were issued from our available ABL facility capacity, and the cash collateral was returned to the Company and used to repay a portion of our outstanding ABL facility.

Press Release

COTT CORPORATION				EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED NET INCOME
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Net (loss) income attributed to Cott Corporation	$(3.9)	$4.8	$0.2	$1.0

Acquisition and integration costs	7.4	6.6	20.5	15.4
Purchase accounting adjustments	4.2	-	4.7	4.2
Unrealized commodity hedging loss (gain), net	-	-	0.1	(1.2)
Foreign exchange and other gains, net	(1.4)	(0.6)	(1.8)	(11.1)
Foreign exchange impact on redemption of preferred shares	-	-	-	12.0
Loss on disposal of property, plant & equipment, net	0.8	1.1	3.9	2.8
Interest payment on 2024 Notes [1]	2.4	-	2.4	-
Tax valuation allowance	8.5	-	8.5	-
Other adjustments	(1.2)	1.3	1.7	2.5
Adjustments for tax effect [2]	(4.2)	(3.1)	(11.3)	(5.6)
Adjusted net income attributed to Cott Corporation	$12.6	$10.1	$28.9	$20.0

Adjusted net income per common share attributed to Cott Corporation
Basic	$0.09	$0.09	$0.23	$0.20
Diluted	$0.09	$0.09	$0.23	$0.20

Weighted average common shares outstanding (in millions)
Basic	138.2	109.7	124.9	100.8
Diluted	139.3	110.4	126.0	101.4

[1] Represents the interest paid on the 2024 Notes while the proceeds were held in escrow prior to funding a portion of the purchase price for the Eden Acquisition.
[2] Reflects tax effect of adjustments at the statutory tax rate within the applicable tax jurisdiction.

Press Release

COTT CORPORATION		EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED OPERATING INCOME
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	October 1, 2016	October 3, 2015

Operating income	$34.6	$28.6

Purchase accounting adjustments (cost of sales)	4.2	-
Acquisition and integration costs	7.4	6.6
Other adjustments (selling, general and administrative expenses)	0.5	1.2
Loss on disposal of property, plant & equipment, net	0.8	1.1
Adjusted operating income	$47.5	$37.5

Press Release

WATER & COFFEE SOLUTIONS REPORTING SEGMENT				EXHIBIT 10
SUPPLEMENTARY INFORMATION
(in millions of U.S. dollars)
Unaudited

For the Three Months Ended October 1, 2016
				Water &
	DSS	Eden	S&D	Coffee Solutions
Revenue, net	$279.3	$69.9	$87.3	$436.5

Gross profit	$171.4	$45.1	$24.5	$241.0